                                  Byron Gehring
                           774 Mays Boulevard #10-386
                          Incline Village, Nevada 89451

                                                                January 18, 2002

Base Ten Systems, Inc.
535 East County Road, Suite 16
Lakewood, New Jersey 08701
Attention: Kenneth W. Riley

         This letter is being delivered to Base Ten Systems, Inc. ("Base Ten") pursuant to the requirements of Section 1.11 of that certain Agreement and Plan of Merger, dated as of the date hereof ("Merger Agreement"), by and among Base Ten, Newco B10, Inc., a wholly-owned Nevada subsidiary of Base Ten ("Newco"), and ConvergenceHealth.com, a Nevada corporation ("CH"), and the delivery of this letter is a condition precedent to Base Ten's obligations to effect the transactions set forth in the Merger Agreement. Accordingly, as set forth in
Section 1.11(a) of the Merger Agreement, by my signature below, I agree and acknowledge that in the event that the merger of Newco with and into CH is not consummated on or before the date specified in Section 7.1(b) of the Merger Agreement solely as a result of CH's failure to satisfy the condition required of it pursuant to Section 6.3 (q) of the Merger Agreement, Base Ten shall have the right ("Limited Put Option") to require me to purchase the BT Purchase Shares (as defined in the Merger Agreement) for an aggregate consideration of $100,000. Additionally, I acknowledge and agree that I will effect the purchase of the BT Purchased Shares by delivering the specified purchase price to Base Ten in exchange for the delivery to me of the referenced shares within 30 days following my receipt of Base Ten's notice (delivered in accordance with the provisions of Section 1.11(a) and Section 8.6 of the Merger Agreement) of its intent to exercise the Limited Put Option. Thereafter, I will not engage in a distribution of such securities except in compliance with applicable state and federal securities laws.

         If the provisions of this letter accurately set forth your understanding, please execute a counterpart of this letter in space provided below for your signature, and this letter shall become a binding obligation, enforceable in accordance with its terms.

                                                     Very truly yours,


                                                     Byron Gehring

Agreed and accepted this 18th day of January, 2002

Base Ten Systems, Inc.

By: ________________________
    Name:    Kenneth W. Riley
    Title:   Chief Financial Officer